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                                                                   Exhibit 23.3

    JAAKO POYRY                                       JP MANAGEMENT CONSULTING
JAAKKO POYRY CONSULTING                               580 White Plains Road
                                                      Tarrytown, NY 10591-5183
                                                      USA
                                                      Tel.    +1 914 332 4000
                                                      Fax     +1 914 332 4411
                                                      Date  November 22, 2002
                                                      Page 1

Dear Sirs,

We hereby irrevocably consent to the use of our firm's name, and the references to the report, data and information supplied by us, in the registration statement on Form F-4 of MDP Acquisitions plc (the "ISSUER") and any amendments thereto, filled with the Securities and Exchange Commission for the registration of the Issuer's E350,000,000 10 1/8% Senior Notes due 2012 (and the guarantees thereof), $545,000,000 9 5/8% Senior Notes due 2012 (and the guarantees thereof), E100,000,000 15.5% Subordinated Notes due 2013 and $150,000,000 15.5% Subordinated Notes due 2013.

Sincerely yours,

JP MANAGEMENT CONSULTING (NORTH AMERICA), INC.

By:      /s/ John Wissmann
         ---------------------------------
         Name:    John Wissmann
         Title:   Principal